Item 26. Exhibit n. i.

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Massachusetts Mutual Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 8 to Registration Statement No. 333-215823 on Form N-6 (the Registration Statement), of our report, dated April 3, 2020, with respect to the statement of assets and liabilities of Massachusetts Mutual Variable Life Separate Account I as of December 31, 2019, and the related statements of operations and changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended, each included herein in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm under the heading “Experts” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

April 27, 2020

Item 26. Exhibit n. i.

Consent of Independent Auditors

The Board of Directors of Massachusetts Mutual Life Insurance Company:

We consent to the use, in this Post-Effective Amendment No. 8 to Registration Statement No. 333-215823 on Form N-6 (the Registration Statement), of our report, dated February 24, 2020, with respect to the statutory statements of financial position of Massachusetts Mutual Life Insurance Company (the Company) as of December 31, 2019 and 2018, and the related statutory statements of operations, changes in surplus and cash flows for each of the years in the three-year period ended December 31, 2019, each included herein in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm under the heading “Experts” in the Statement of Additional Information.

Our report relating to the Company’s financial statements, dated February 24, 2020, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

/s/ KPMG LLP

Hartford, Connecticut
April 27, 2020